As filed with the Securities and Exchange Commission on April 8, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Trust Specialty Finance and Financial Opportunities Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 8, 2024

First Trust Specialty Finance and Financial Opportunities Fund

URGENT ACTION REQUESTED FOR YOUR FUND!

We are urging shareholders to cast their vote in favor of an important proposal regarding the proposed reorganization of your fund, the First Trust Specialty Finance and Financial Opportunities Fund (FGB) (the “Fund”), with and into abrdn Total Dynamic Dividend Fund (AOD) (the “Reorganization”) at the upcoming special meeting of shareholders (the “Special Meeting”), scheduled to be held Thursday, April 18, 2024. The Special Meeting is critically important and is approaching quickly. We need your vote TODAY!

The Fund’s Board of Trustees recommends that you vote FOR the Reorganization on the WHITE proxy card.

Institutional Shareholder Services, the leading independent proxy advisory firm, has recommended that shareholders vote FOR the approval of the Reorganization on the Fund’s WHITE proxy card.

YOUR VOTE IS VERY IMPORTANT

Voting today can ensure that enough votes are received to convene the Special Meeting and avoid another adjournment. If your Fund does not obtain enough votes, the Reorganization cannot be consummated. DO NOT DELAY, VOTE THE WHITE PROXY CARD NOW! Please vote using one of the following options:

1.	VOTE ONLINE — Log on to the website shown on the WHITE proxy card. Please have the WHITE proxy card in hand to access your control number and follow the on-screen instructions.
2.	VOTE BY MAIL — Complete, sign, date and return the WHITE proxy card.

If you have any questions, please contact the Fund’s proxy solicitor, EQ Fund Solutions LLC, at (866) 796-7172 weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

Thank you for your continued support.